Exhibit 99.1

Tapestry, Inc. Announces Definitive Agreement to Acquire Capri Holdings Limited,

Establishing a Powerful Global House of Iconic Luxury and Fashion Brands

•	Unites Six Distinctive Brands, Expanding Portfolio Reach Across Consumer Segments, Geographies, and Product Categories

•	Combined Company Generated Over $12 Billion in Revenue and Nearly $2 Billion in Adjusted Operating Profit in the Prior Fiscal Year

•	Significant Cost Synergy Opportunity of Over $200 Million on a Run-Rate Basis

•	Acquisition Expected to be Immediately Accretive to Tapestry’s EPS on an Adjusted Basis

•	Tapestry Board of Directors Approves an Increase in the Company’s Dividend

Link to Investor Presentation

NEW YORK—(BUSINESS WIRE)— Tapestry, Inc. (NYSE: TPR), a house of iconic accessories and lifestyle brands consisting of Coach, Kate Spade, and Stuart Weitzman, and Capri Holdings Limited (NYSE: CPRI), a global fashion luxury group consisting of Versace, Jimmy Choo, and Michael Kors, today announced that they have entered into a definitive agreement under which Tapestry will acquire Capri Holdings. Under the terms of the transaction Capri Holdings shareholders will receive $57.00 per share in cash for a total enterprise value of approximately $8.5 billion.

This acquisition brings together six highly complementary brands with global reach, powered by Tapestry’s data-rich customer engagement platform and diversified, direct-to-consumer operating model. The combined company generated global annual sales in excess of $12 billion with a presence in over 75 countries and achieved nearly $2 billion in adjusted operating profit in the prior fiscal year.

Joanne Crevoiserat, Chief Executive Officer of Tapestry, Inc., said, “We are excited to announce the acquisition of Capri Holdings – uniting six iconic brands and exceptional global teams. Tapestry is an organization with a passion for building enduring brands through superior design and craftsmanship and an unwavering focus on our customers. Importantly, we’ve created a dynamic, data-driven consumer engagement platform that has fueled our success, fostering innovation, agility, and strong financial results. From this position of strength, we are ready to leverage our competitive advantages across a broader portfolio of brands. The combination of Coach, Kate Spade, and Stuart Weitzman together with Versace, Jimmy Choo, and Michael Kors creates a new powerful global luxury house, unlocking a unique opportunity to drive enhanced value for our consumers, employees, communities, and shareholders around the world.”

John D. Idol, Chairman and Chief Executive Officer of Capri Holdings Limited, said, “Today’s announcement marks a major milestone for Capri. It is a testament to all that our teams have achieved in building Versace, Jimmy Choo, and Michael Kors into the iconic and powerful luxury fashion houses they are today. We are confident this combination will deliver immediate value to our shareholders. It will also provide new opportunities for our dedicated employees around the world as Capri becomes part of a larger and more diversified company. By joining with Tapestry, we will have greater resources and capabilities to accelerate the expansion of our global reach while preserving the unique DNA of our brands.”

Tapestry, Inc.’s Chief Financial Officer and Chief Operating Officer, Scott Roe, said, “The acquisition of Capri Holdings accelerates our strategic agenda and represents a significant value creation opportunity. Importantly, this combination is immediately accretive on an adjusted basis and enhances Tapestry’s total shareholder return. This includes more than $200 million in expected run-rate cost synergies within three years of deal closing. Further, our diversified, strong, and consistent cash flows will allow us to continue to invest in our business and rapidly pay down debt – aligned with our commitment to maintaining an investment grade rating – while returning capital to shareholders, including today’s announced 17% increase in our dividend per share. Overall, we are disciplined financial operators and allocators of capital with a relentless drive to deliver meaningful shareholder value.”

Compelling Strategic Combination and Financial Rationale

The acquisition of Capri Holdings builds on Tapestry’s core tenets as consumer-centric brand-builders and disciplined operators, accelerating its strategic and financial growth agenda. The combination:

Expands Portfolio Reach and Diversification Across Consumer Segments, Geographies, and Product Categories

•	Establishes a powerful house of iconic luxury and fashion brands across consumer segments globally

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Builds Tapestry’s portfolio in the attractive and resilient $200+ billion global luxury market for handbags, accessories, footwear, and apparel, where the company has deep experience and expertise, while providing deeper access to luxury consumers and market segments

•	Extends global reach and geographic diversification given the Tapestry and Capri Holdings highly complementary respective positions in Asia and Europe

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Broadens Tapestry’s product offering through an increased penetration of lifestyle categories, notably footwear and ready-to-wear, where Capri Holdings brings extensive expertise with further opportunity for growth

Leverages Tapestry’s Consumer Engagement Platform to Drive Direct-to-Consumer Opportunity

•	Leverages Tapestry’s customer engagement platform, data analytics capabilities, and modern technology infrastructure to drive deeper consumer connections

•	Creates opportunity to further leverage Tapestry’s proven and profitable Direct-to-Consumer model with the goal of increasing Capri Holdings’ Direct-to-Consumer penetration over time

Unlocks Opportunity for Significant Cost Synergies

•	Expect to realize over $200 million in run-rate cost synergies within three years post-closing, supported by operating cost savings and supply chain efficiencies

Generates Highly Diversified, Strong, and Consistent Cash Flow

•	Builds portfolio in durable, high-margin categories where Tapestry has best-in-class operational execution, enhancing strong and consistent cash flow

•	Generates significant cash flow that enables rapid deleverage, while continuing to reinvest in the business

Powers Continued Progress as a Purpose-Led, People-Centered Company

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Brings together more than 33,000 passionate employees around the world with shared values of innovation, inclusivity, and creativity, providing new opportunities for internal career mobility and growth

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The combined company will be well-positioned to advance a comprehensive and impactful ESG strategy focused on a shared mission to drive progress toward a more sustainable, equitable, and inclusive future. Importantly, as part of this commitment, Tapestry will continue to invite its employees to contribute their unique perspective to create a culture that is growing, dynamic, and diverse

Creates Path to Deliver Enhanced Total Shareholder Returns (TSR)

•	Expected to deliver significant financial returns, including strong double-digit EPS accretion on an adjusted basis and compelling ROIC

•	Accretive to Tapestry’s existing standalone TSR plan, underscoring the company’s financial discipline and commitment to value creation

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Continued commitment to capital return, with Tapestry’s Board of Directors approving a 17% increase to its quarterly dividend per share, resulting in an anticipated payout of $1.40 per share or approximately $325 million in Fiscal Year 2024

Transaction Details

The Boards of Directors of each of Tapestry, Inc. and Capri Holdings Limited have unanimously approved the transaction. The transaction is anticipated to close in calendar year 2024, subject to approval by the Capri Holdings shareholders, as well as the receipt of required regulatory approvals, and other customary closing conditions.

The all-cash offer for Capri Holdings of $57.00 per share represents a premium of approximately 59% to the 30-day volume weighted average price ending August 9, 2023. The total enterprise value of the transaction of approximately $8.5 billion represents a 9x adjusted EBITDA multiple on a trailing-twelve-month basis, or 7x including expected synergies.

The transaction is not subject to a financing condition. Tapestry has secured $8.0 billion in fully committed bridge financing from Bank of America N.A. and Morgan Stanley Senior Funding, Inc. The purchase price of approximately $8.5 billion is expected to be funded by a combination of senior notes, term loans, and excess Tapestry cash, a portion of which will be used to pay certain of Capri’s existing outstanding debt.

Importantly, Tapestry has engaged with the rating agencies and is committed to a solid Investment Grade Rating. Tapestry will suspend its share repurchase activity to prioritize de-leveraging via debt reduction and anticipates reaching a leverage ratio of below 2.5x Debt/EBITDA within 24 months post-close. Furthermore, Tapestry is instituting a long-term leverage target of under 2.5x Debt/EBITDA.

Advisors

Morgan Stanley & Co LLC is serving as Tapestry, Inc.’s exclusive financial advisor and Latham & Watkins LLP is its legal advisor. Capri Holdings Limited’s financial advisor is Barclays and its legal advisor is Wachtell, Lipton, Rosen & Katz.

Conference Call Details

Tapestry, Inc. and Capri Holdings Limited will host a joint conference call to discuss the transaction at 8:00 a.m. (ET) today, August 10, 2023. Interested parties may listen to the conference call via live webcast by accessing www.tapestry.com/investors or www.capriholdings.com or by calling 1-866-847-4217 or 1-203-518-9845 and providing the Conference ID 630423. A telephone replay will be available starting at 12:00 p.m. (ET) today for at least 90 business days. To access the telephone replay, please call 1-888-562-2849 or 1-402-220-7359. A webcast replay of the earnings conference call will also be available for at least 90 business days on the Tapestry website. Presentation slides have also been posted to Tapestry’s website at www.tapestry.com/investors.

Upcoming Events

Tapestry, Inc. is scheduled to report fiscal fourth quarter and full year 2023 results on Thursday, August 17th. Tapestry expects to report annual revenue and earnings per diluted share consistent with its previously issued guidance range.

Due to the announcement of the transaction, Capri Holdings Limited will not hold its previously scheduled earnings call and will publish its financial results for the first quarter of fiscal 2024 after the market close today, August 10th, via press release. Capri Holdings expects to report revenue and earnings per diluted share for its first fiscal quarter 2024 slightly above its previously issued guidance range. Capri Holdings does not intend to provide a financial outlook moving forward. The press release will be available on the Investor Relations page of the Capri Holdings Limited website.

About Tapestry, Inc.

Our global house of brands unites the magic of Coach, Kate Spade New York and Stuart Weitzman. Each of our brands are unique and independent, while sharing a commitment to innovation and authenticity defined by distinctive products and differentiated customer experiences across channels and geographies. We use our collective strengths to move our customers and empower our communities, to make the fashion industry more sustainable, and to build a company that’s equitable, inclusive, and diverse. Individually, our brands are iconic. Together, we can stretch what’s possible. To learn more about Tapestry, please visit www.tapestry.com. For important news and information regarding Tapestry, visit the Investor Relations section of our website at www.tapestry.com/investors. In addition, investors should continue to review our news releases and filings with the SEC. We use each of these channels of distribution as primary channels for publishing key information to our investors, some of which may contain material and previously non-public information. The company’s common stock is traded on the New York Stock Exchange under the symbol TPR.

About Capri Holdings Limited

Capri Holdings is a global fashion luxury group consisting of iconic, founder-led brands Versace, Jimmy Choo and Michael Kors. Our commitment to glamorous style and craftsmanship is at the heart of each of our luxury brands. We have built our reputation on designing exceptional, innovative products that cover the full spectrum of fashion luxury categories. Our strength lies in the unique DNA and heritage of each of our brands, the diversity and passion of our people and our dedication to the clients and communities we serve. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.

Forward-Looking Statements

This communication relates to a proposed business combination transaction between Tapestry, Inc. and Capri Holdings Limited (“Capri”). This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events and anticipated results of operations, business strategies, the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on the combined company’s business and future financial and operating results, the expected amount and timing of synergies from the proposed transaction, the anticipated closing date for the proposed transaction and other aspects of our operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined companies or the price of Tapestry, Inc. or Capri stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the parties’ control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: the effect of the announcement of the merger on the ability of Tapestry, Inc. or Capri to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Tapestry, Inc. or Capri do business, or on Tapestry, Inc.’s or Capri’s operating results and business generally; risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the outcome of any legal proceedings related to the merger; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; the ability of Tapestry, Inc. to successfully integrate Capri’s operations; the ability of Tapestry, Inc. to implement its plans, forecasts and other expectations with respect to Tapestry, Inc.’s business after the completion of the transaction and realize expected synergies; and business disruption following the merger. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Tapestry, Inc.’s and Capri’s respective periodic reports and other filings with the SEC, including the risk factors identified in Tapestry, Inc.’s and Capri’s most recent Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. The forward-looking statements included in this communication are made only as of the date hereof. Neither Tapestry, Inc. nor Capri undertakes any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Capri Holdings Limited (“Capri”). In connection with the proposed transaction, Capri will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Capri’s proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Capri may file with the SEC and send to its shareholders in connection with the proposed transaction. The proposed transaction will be submitted to Capri’s shareholders for their consideration. Before making any voting decision, Capri’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement, as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

Capri’s shareholders will be able to obtain a free copy of the Proxy Statement, as well as other filings containing information about Capri, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Capri Holdings Limited, 90 Whitfield Street, 2nd Floor, London, United Kingdom W1T 4EZ, Attention: Investor Relations; telephone +1 (201) 514-8234, or from Capri’s website www.capriholdings.com.

Participants in the Solicitation

Capri and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Capri’s directors and executive officers is available in Capri’s proxy statement for its 2023 annual meeting of shareholders, which was filed with the SEC on June 15, 2023. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Contacts

Tapestry, Inc.

Media:

Andrea Shaw Resnick

Chief Communications Officer

212/629-2618

aresnick@tapestry.com

Analysts and Investors:

Christina Colone

Global Head of Investor Relations

212/946-7252

ccolone@tapestry.com

Kelsey Mueller

212/946-8183

Director of Investor Relations

kmueller@tapestry.com

Capri Holdings Limited

Investor Relations:

Jennifer Davis

201/514-8234

Jennifer.Davis@CapriHoldings.com

Media:

Press@CapriHoldings.com